                                                                  EXHIBIT 10(l)


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                     STOCK PURCHASE AND OPERATING AGREEMENT

                                 BY AND BETWEEN

                              BANCTEXAS GROUP INC.
                            A DELAWARE CORPORATION,

                                      AND

                               FIRST BANKS, INC.,
                            A MISSOURI CORPORATION,

                               DATED MAY 19, 1994

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                               TABLE OF CONTENTS

                                                                                     PAGE
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ARTICLE ONE     TERMS OF STOCK PURCHASE AND CLOSING

 Section  1.01  Purchase and Sale of Class B Common Stock..........................    1
 Section  1.02  Closing............................................................    1
 Section  1.03  Closing Date.......................................................    1
 Section  1.04  Actions At Closing.................................................    1

ARTICLE TWO     REPRESENTATIONS OF BTX

 Section  2.01  Organization and Capital Stock.....................................    2
 Section  2.02  Authorization; No Defaults.........................................    3
 Section  2.03  Subsidiaries.......................................................    3
 Section  2.04  Financial Information..............................................    4
 Section  2.05  Absence of Changes.................................................    4
 Section  2.06  Regulatory Enforcement Matters.....................................    4
 Section  2.07  Tax Matters........................................................    4
 Section  2.08  Litigation.........................................................    4
 Section  2.09  Employment Agreements..............................................    4
 Section  2.10  Reports............................................................    5
 Section  2.11  Investment Portfolio...............................................    5
 Section  2.12  Loan Portfolio.....................................................    5
 Section  2.13  Employee Matters and ERISA.........................................    5
 Section  2.14  Title to Properties; Insurance.....................................    6
 Section  2.15  Environmental Matters..............................................    7
 Section  2.16  Compliance with Law................................................    7
 Section  2.17  Brokerage..........................................................    7
 Section  2.18  Statements True and Correct........................................    7
 Section  2.19  Commitments and Contracts..........................................    8
 Section  2.20  Material Interest of Certain Persons...............................    8
 Section  2.21  Conduct to Date....................................................    8

ARTICLE THREE   REPRESENTATIONS OF FBI

 Section  3.01  Organization.......................................................    9
 Section  3.02  Authorization......................................................    9
 Section  3.03  Available Funds....................................................    9
 Section  3.04  Financial Information..............................................    9
 Section  3.05  Absence of Changes.................................................    9
 Section  3.06  Litigation.........................................................    9
 Section  3.07  Compliance with Law................................................    9
 Section  3.08  Statements True and Correct........................................   10
 Section  3.09  No Defaults........................................................   10
 Section  3.10  Regulatory Enforcement Matters.....................................   10
 Section  3.11  Brokerage..........................................................   10
 Section  3.12  Investment Intention; Accreditation................................   10

ARTICLE FOUR    PRE-CLOSING AGREEMENTS OF BTX

 Section  4.01  Business in Ordinary Course........................................   10
 Section  4.02  Breaches...........................................................   12
 Section  4.03  Submission to Stockholders.........................................   12
 Section  4.04  Consummation of Agreement..........................................   13
 Section  4.05  Environmental Reports..............................................   13

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 Section  4.06  Access to Information..............................................   13
 Section  4.07  Consents and Notices...............................................   13

ARTICLE FIVE    PRE-CLOSING AGREEMENTS OF FBI

 Section  5.01  Regulatory Approvals...............................................   14
 Section  5.02  Breaches...........................................................   14
 Section  5.03  Consummation of Agreement..........................................   14

ARTICLE SIX     POST-CLOSING OPERATING AGREEMENTS

 Section  6.01  Board of Director Representation...................................   14
 Section  6.02  Antidilution.......................................................   14
 Section  6.03  Registration Rights................................................   15
 Section  6.04  Restriction on Transfer............................................   17

ARTICLE SEVEN   CONDITIONS PRECEDENT TO STOCK PURCHASE

 Section  7.01  Conditions to FBI's Obligations....................................   17
 Section  7.02  Conditions to BTX's Obligations....................................   18

ARTICLE EIGHT   TERMINATION OR ABANDONMENT

 Section  8.01  Mutual Agreement...................................................   19
 Section  8.02  Breach of Agreements...............................................   19
 Section  8.03  Failure of Conditions..............................................   19
 Section  8.04  Approval Denial....................................................   19
 Section  8.05  Shareholder Approval Denial........................................   19
 Section  8.06  Regulatory Enforcement Matters.....................................   19
 Section  8.07  Automatic Termination..............................................   19

ARTICLE NINE    CERTAIN PAYMENTS UPON TERMINATION OR ABANDONMENT

 Section  9.01  Liabilities upon Termination of Agreement..........................   19
 Section  9.02  Payment Upon Occurrence of Triggering Event........................   20

ARTICLE TEN     GENERAL

 Section 10.01  Confidential Information...........................................   20
 Section 10.02  Publicity..........................................................   20
 Section 10.03  Return of Documents................................................   20
 Section 10.04  Notices............................................................   21
 Section 10.05  Nonsurvival of Representations, Warranties and Agreements..........   21
 Section 10.06  Costs and Expenses.................................................   21
 Section 10.07  Entire Agreement...................................................   21
 Section 10.08  Headings and Captions..............................................   21
 Section 10.09  Waiver, Amendment or Modification..................................   22
 Section 10.10  Rules of Construction..............................................   22
 Section 10.11  Counterparts.......................................................   22
 Section 10.12  Successors and Assigns.............................................   22
 Section 10.13  Governing Law; Assignment..........................................   22

EXHIBIT 1.04(a) -- BTX's Legal Opinion
EXHIBIT 1.04(b) -- FBI's Legal Opinion
EXHIBIT 4.03(a) -- BTX Restated Certificate of Incorporation
EXHIBIT 4.03(b) -- BTX Restated Bylaws

                     STOCK PURCHASE AND OPERATING AGREEMENT

     This is a STOCK PURCHASE AND OPERATING AGREEMENT (this "Agreement") made and entered into as of May 19, 1994, by and between FIRST BANKS, INC., a Missouri corporation, ("FBI"), and BANCTEXAS GROUP INC., a Delaware corporation, ("BTX").

                                    RECITALS

     A. BTX is a bank holding company organized under the laws of the State of Delaware and FBI is a bank holding company organized under the laws of the State of Missouri.

     B. Upon the terms and subject to the conditions of this Agreement, BTX desires to sell to FBI, and FBI desires to purchase from BTX, 37,500,000 shares of a new class of common stock to be authorized by BTX and designated Class B Common Stock (the "Class B Common Stock"). The purchase and sale referred to in the preceding sentence is hereinafter referred to as the "Stock Purchase".

     In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows:

                                  ARTICLE ONE

                      TERMS OF STOCK PURCHASE AND CLOSING

     SECTION 1.01. Purchase and Sale of Class B Common Stock. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.02 hereof) on the Closing Date (as defined in Section 1.03 hereof), FBI shall purchase from BTX, and BTX shall sell to FBI, 37,500,000 shares of Class B Common Stock to be authorized and issued by BTX as provided in Section
4.03 hereof, for a purchase price of Thirty Million Dollars ($30,000,000) (the "Purchase Price").

     SECTION 1.02. Closing. The closing of the Stock Purchase (the "Closing") shall take place at the main offices of FBI in St. Louis, Missouri, at 10:00 a.m. Central Time on the Closing Date.

     SECTION 1.03. Closing Date. The Closing shall take place on a date mutually agreeable to FBI and BTX, but in no event more than twenty (20) business days, after all of the conditions in Sections 7.01(d) and 7.02(d) have been satisfied or waived by the appropriate party (the "Closing Date").

     SECTION 1.04. Actions at Closing.

     (a) At the Closing, BTX shall deliver to FBI:

          (i) one or more certificates representing the Class B Common Stock registered in the name of FBI;

          (ii) A copy of the BTX Restated Certificate of Incorporation (as defined in Section 4.03(a) and attached hereto as Exhibit 4.03(a)) certified, as of a recent date, as true and correct by the Secretary of State of the State of Delaware);

          (iii) A copy of the BTX Restated Bylaws (as defined in Section 4.03(b) and attached hereto as Exhibit 4.03(b)) certified, as of the Closing Date, as true and correct by the Secretary of BTX;

          (iv) A Certificate of the Delaware Secretary of State, dated a recent date, stating that BTX is in good standing;

          (v) a Certificate signed by an appropriate officer of BTX stating that
     (A) each of the representations and warranties contained in Article Two is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Sections 7.01(b) and 7.01(d) have been satisfied or waived as provided therein;

          (vi) a certified copy of the resolutions of BTX's Board of Directors and stockholders, as required for valid approval of the execution of this Agreement and the consummation of the Stock Purchase, the Amendments (as defined in Section 4.03(b) hereof) and the other transactions contemplated hereby;

          (vii) a legal opinion of counsel for BTX, in form reasonably acceptable to FBI's counsel, opining with respect to the matters listed on
     Exhibit 1.04(a) hereto.

     (b) At the Closing, FBI shall deliver to BTX:

          (i) the Purchase Price by wire transfer of immediately available funds to the account of BTX that BTX shall designate at least two (2) business days prior to the Closing Date;

          (ii) a Certificate signed by an appropriate officer of FBI stating that (A) each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing and (B) all of the conditions set forth in Sections 7.02(b) and 7.02(d) (but only with respect to approvals other than by BTX' stockholders) have been satisfied or waived as provided therein;

          (iii) a certified copy of the resolutions of FBI's Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby; and

          (iv) a legal opinion of counsel for FBI, in form reasonably acceptable to BTX's counsel, opining with respect to the matters listed on Exhibit 1.06(b) hereto.

                                  ARTICLE TWO

                             REPRESENTATIONS OF BTX

     BTX hereby makes the following representations and warranties:

     SECTION 2.01. Organization and Capital Stock.

     (a) BTX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (b) As of the date hereof, the authorized capital stock of BTX consists of
(i) 50,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of which, as of the date hereof, 20,047,025 shares are issued and outstanding, and (ii) 3,000,000 shares of preferred stock, par value $1.00 per share, of BTX (the "BTX Preferred") of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of BTX. As of the date hereof, BTX had granted and outstanding (i) stock options representing the right to acquire an aggregate of 1,921,500 shares of Common Stock for an aggregate exercise price of $483,500 (the "BTX Stock Options"); (ii) warrants, dated November 30, 1990 (the "F.D.I.C. Warrants") granting the Federal Deposit Insurance Corporation (the "F.D.I.C.") the right to acquire an aggregate of 1,970,033 shares of Common Stock at a price of $0.05 per share (the "F.D.I.C. Warrants"); and (iii) warrants, dated July 17, 1987, granting the following financial institutions the right to acquire an aggregate of 984,943 shares of Common Stock at a price of $5.41 per share (the "Lender Warrants") (a) the F.D.I.C. as receiver for Continental Illinois National Bank and Trust Company of Chicago (warrants to purchase 347,646 shares), (b) Bankers Trust Company (warrants to purchase 200,686 shares), (c) Irving Trust Company (warrants to purchase 85,020 shares), (d) Bank of America NT&SA (warrants to purchase 113,751 shares), (e) Citibank, N.A. (warrants to purchase 128,920 shares), and (f) Liberty National Bank and Trust Company (warrants to purchase 108,920 shares)). As of the date hereof, BTX had reserved 4,876,476 shares for these purposes. Except as disclosed in Section 2.01(b) of that certain written document delivered by BTX to FBI and executed by both BTX and FBI concurrently with the delivery and execution of this Agreement (the "Disclosure Schedule"),each Certificate representing shares of Common Stock issued by BTX in replacement of any Certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by BTX only upon receipt of an affidavit of lost stock certificate and a bond sufficient to indemnify BTX against any claim that may be made against it on account of the alleged loss, theft or destruction of any such Certificate or the issuance of such replacement Certificate.

     (c) Except as set forth in subsection 2.01(b), and as contemplated by this Agreement, there are no shares of capital stock or other equity securities of BTX issued or outstanding and there are no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of BTX or contracts, commitments, understandings or arrangements by which BTX is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     (d) The shares of Class B Common Stock that are to be issued to FBI pursuant hereto will be, when so authorized and issued in accordance with the terms of this Agreement, validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

     SECTION 2.02. Authorization: No Defaults.

     (a) BTX's Board of Directors has, by all appropriate action, approved this Agreement, the Stock Purchase and the Amendments and authorized the execution hereof and thereof on its behalf by its duly authorized officers and the performance by BTX of its obligations hereunder and thereunder, subject, in the case of obligations contemplated hereby to be satisfied after the approvals of the transaction contemplated by this Agreement by BTX's shareholders and applicable regulatory authorities, to receipt of such approvals.

     (b) Nothing in the Restated Certificate of Incorporation or Bylaws of BTX, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it or any of its subsidiaries are bound or subject would prohibit or inhibit BTX from consummating this Agreement, the Stock Purchase and the Amendments on the terms and conditions (including without limitation the requisite approval of BTX's stockholders) herein and therein contained. This Agreement has been duly and validly executed and delivered by BTX and constitutes a legal, valid and binding obligation of BTX, enforceable against BTX in accordance with its terms (including without limitation the terms hereof requiring the necessary approval of BTX's stockholders). BTX and its subsidiaries are neither in default under nor in violation of any provision of their articles or certificates of incorporation, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to BTX and its subsidiaries taken as a whole.

     SECTION 2.03. Subsidiaries. BTX's banking subsidiary, BankTEXAS N.A. (the "Bank"), and BTX's other direct or indirect subsidiaries (hereinafter referred to collectively as the "subsidiaries"), the names and jurisdiction of incorporation of which are disclosed in Section 2.03 of the Disclosure Schedule, are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation and each of the subsidiaries has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of each such subsidiary is set forth in Section 2.03 of the Disclosure Schedule, all of which shares (except as may be otherwise there specified) are owned by BTX or BTX's subsidiaries, as the case may be, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, except for assessibility under 12 U.S.C. Section 55 and as may be disclosed in Section 2.03 of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any of BTX's subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of BTX's subsidiaries, nor does any such subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except as may be disclosed in Section 2.03 of the Disclosure Schedule, neither BTX nor any of BTX's subsidiaries is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

     SECTION 2.04. Financial Information. The audited consolidated balance sheets of BTX and its subsidiaries as of December 31, 1993 and 1992 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three years ended December 31, 1993, together with the notes thereto, included in BTX's Annual Report on Form 10-K for the year ended December 31, 1993, as currently on file with the Securities and Exchange Commission (the "S.E.C."), and the unaudited consolidated balance sheets of BTX and its subsidiaries as of March 31, 1994 and the related unaudited consolidated income statements and statements of changes in shareholders' equity and cash flows for the three months then ended included in BTX's Quarterly Report on Form 10-Q for the quarter then ended, as currently on file with the S.E.C. (the "BTX 3/31 10-Q"), and the year-end and quarterly Reports of Condition and Report of Income of Bank for 1993 and the quarter ended March 31, 1994, as filed with the Office of the Comptroller of the Currency (the "O.C.C.") (together, the "BTX Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein and except for regulatory reporting differences required by Bank's reports) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of the respective entity and its respective consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

     SECTION 2.05. Absence of Changes. Since December 31, 1993, except to the extent of any disclosures made in the BTX 3/31 10-Q, there has not been any material adverse change in the financial condition, the results of operations or the business or prospects of BTX and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the BTX Financial Statements not misleading. Since January 31, 1994 (the date of the most recent OCC examination), there has been no material adverse change in the financial condition, the results of operations or the business of Bank except for any such changes as may be disclosed in Bank's Reports of Condition and Income filed with the O.C.C since such date and prior to the date hereof.

     SECTION 2.06. Regulatory Enforcement Matters. Neither BTX nor any of its subsidiaries is subject to, or has received any notice or advice that it may become subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits or any other governmental agency having supervisory or regulatory authority with respect to BTX or any of its subsidiaries.

     SECTION 2.07. Tax Matters. BTX's federal income tax returns have not been audited. BTX and its subsidiaries have filed all federal, state and material local tax returns due in respect of any of their businesses or properties in a timely fashion and have paid or made provision for all amounts due shown on such returns. All such returns fairly reflect the information required to be presented therein. All provisions for accrued but unpaid taxes contained in the BTX Financial Statements were made in accordance with generally accepted accounting principles and in the aggregate do not materially fail to provide for potential tax liabilities. Except as may be disclosed in Section 2.07 of the Disclosure Schedule, there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against BTX or any of its subsidiaries nor are there any actions, suits, proceedings, investigations or claims now pending or, to the knowledge of BTX, threatened, against BTX or any of its subsidiaries in respect to any tax or assessment, or any matters under discussion with any federal, state, foreign or local authority relating to any taxes or assessments, or any claims for any additional taxes or assessments asserted by any such authority.

     SECTION 2.08. Litigation. Except as may be disclosed in Section 2.08 of the Disclosure Schedule, there is no litigation, claim or other proceeding pending or, to the knowledge of BTX, threatened, against BTX or any of its subsidiaries, or of which the property of BTX or any of its subsidiaries is or would be subject.

     SECTION 2.09. Employment Agreements. Except as may be disclosed in Section
2.09 of the Disclosure Schedule, neither BTX nor any of its subsidiaries is a party to or bound by any contract for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by BTX or such subsidiary on thirty (30) days written notice or less without the payment of any amount by reason of such termination. A true, accurate and complete copy of each written agreement disclosed in
Section 2.09 of the Disclosure Schedule and any and all amendments or supplements thereto has been made available to FBI.

     SECTION 2.10. Reports. Except as may be disclosed in Section 2.10 of the Disclosure Schedule, since January 1, 1992 (or, in the case of subsidiaries of BTX, the date of acquisition thereof by BTX, if later) BTX and each of its subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the S.E.C.; (ii) the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"); (iii) the O.C.C.; (iv) the F.D.I.C.; (v) any state securities or banking authorities having jurisdiction; (vi) the New York Stock Exchange, Inc. (the "N.Y.S.E."), and (vii) any other governmental authority with jurisdiction over BTX or any of its subsidiaries. As of their respective dates, each of such reports and documents, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 2.11. Investment Portfolio. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by BTX and its subsidiaries, as reflected in the latest consolidated balance sheet of BTX included in the BTX Financial Statements, are carried in accordance with generally accepted accounting principles.

     SECTION 2.12. Loan Portfolio. Except as may be disclosed in Section 2.12 of the Disclosure Schedule, (i) all loans and discounts shown on the BTX Financial Statements at December 31, 1993 or which were entered into after December 31, 1993, but before the Closing Date were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of BTX and its subsidiaries, in accordance in all material respects with sound banking practices, and are not subject to any material known defenses, setoffs or counterclaims (except such defenses, setoffs or counterclaims as may be specifically noted in a loan or litigation file of Company made available to FBI prior to the date hereof), including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity and except that, in the case of loan workouts and restructurings, some of such loans may not meet normal, prudent underwriting criteria for new loans; (ii) the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, enforceable, valid, true and genuine and what they purport to be; and (iii) BTX and its subsidiaries have complied and will prior to the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan.

     SECTION 2.13. Employee Matters and Erisa.

     (a) Neither BTX nor any of its subsidiaries has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of BTX or any of its subsidiaries and to the knowledge of BTX there is no present effort nor existing proposal to attempt to unionize any group of employees of BTX or any of its subsidiaries.

     (b) (i) BTX and its subsidiaries are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither BTX nor any of its subsidiaries is engaged in any unfair labor practice; (ii) there is no material unfair labor practice complaint against BTX or any subsidiary pending or, to the knowledge of BTX, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of BTX, threatened against or directly affecting BTX or any subsidiary; and (iv) neither BTX nor any subsidiary has experienced any material work stoppage or other material labor difficulty during the past five years.

     (c) Except as may be disclosed in Section 2.13(c) of the Disclosure Schedule, neither BTX nor any subsidiary maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("E.R.I.S.A."), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees of BTX or any subsidiary (the "Employee Plans"). To the knowledge of BTX, no present or former employee of BTX or any subsidiary has been charged with breaching nor has breached a fiduciary duty under any of the Employee Plans. Neither BTX nor any of its subsidiaries participates in, nor has it in the past five years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of E.R.I.S.A.). Except as may be separately disclosed in Section 2.13(c) of the Disclosure Schedule, neither BTX nor any subsidiary maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees of BTX or any subsidiary.

     (d) All liabilities of the Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no Employee Plan, at the end of any plan year, or at December 31, 1993, had or has had an accumulated funding deficiency. No actuarial assumptions have been changed since the last written report of actuaries on such Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as may be noted on the BTX Financial Statements, BTX and its subsidiaries have no contingent or actual liabilities under Title IV of E.R.I.S.A. No accumulated funding deficiency (within the meaning of Section 302 of E.R.I.S.A. or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")) has been incurred with respect to any of the Employee Plans, whether or not waived. No reportable event (as defined in Section 4043 of E.R.I.S.A.) has occurred with respect to any of the Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, or to the knowledge of BTX threatened or imminent with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which BTX or any of its subsidiaries would be liable after December 31, 1993, except as is reflected on the BTX Financial Statements. After December 31, 1993, BTX and its subsidiaries have no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of E.R.I.S.A. with respect to any Employee Plan. All Employee Plans have been operated, administered and maintained materially in accordance with the terms thereof and in material compliance with the requirements of all applicable laws, including, without limitation, E.R.I.S.A.

     SECTION 2.14. Title to Properties; Insurance. With respect to all real estate owned by BTX and its subsidiaries except for Other Real Estate Owned ("O.R.E.O."), as such real estate is internally classified on the books of BTX and its subsidiaries, BTX and its subsidiaries have marketable title, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the BTX Financial Statements and easements, rights-of-way, and other restrictions which are not material) to all of their real properties. With respect to O.R.E.O., BTX and its subsidiaries have such title thereto as is stated in the respective policy of title insurance thereon, a copy of each of which such policies has been made available to FBI. All leasehold interests for real property and any material personal property used by BTX and its subsidiaries in their businesses are held pursuant to lease agreements which are valid and enforceable in accordance with their terms. All such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of BTX, threatened with respect to such properties. BTX and its subsidiaries have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by BTX or its subsidiaries in their business, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially adversely interfere with the use of such property. All material insurable properties owned or held by BTX and its subsidiaries are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with bank holding companies of similar size. Section 2.14 of the Disclosure Schedule includes a description of each parcel of real property (including O.R.E.O.) owned, leased or operated by BTX or its subsidiaries or in which any of them acts or has the power to act in a fiduciary capacity.

     SECTION 2.15. Environmental Matters.

     (a) As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which BTX and its subsidiaries have done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

     (b) Except as may be disclosed in Section 2.15 of the Disclosure Schedule, neither the conduct nor operation of BTX or its subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them on their own behalf or in a fiduciary capacity violates or violated Environmental Laws in any respect material to the business of BTX and its subsidiaries taken as a whole and no condition or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of BTX and its subsidiaries taken as a whole of Environmental Laws or obligate (or potentially obligate) BTX or its subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to BTX and its subsidiaries taken as a whole. Except as may be disclosed in Section 2.15 of the Disclosure Schedule, neither BTX nor any of its subsidiaries has received any notice from any person or entity that BTX or its subsidiaries or the operation or condition of any property ever owned, leased or operated by any of them on their own behalf or in a fiduciary capacity are or were in violation of any Environmental Laws or that BTX or its subsidiaries are responsible (or potentially responsible) for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

     SECTION 2.16. Compliance with Law. BTX and its subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

     SECTION 2.17. Brokerage. Except for fees payable to McKenna & Company by BTX, there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by BTX or its subsidiaries.

     SECTION 2.18. Statements True and Correct. None of the information supplied or to be supplied by BTX for inclusion in (i) the Proxy Statement (as defined in Section 4.03); and (iii) any other documents to be filed with the S.E.C. or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Proxy Statement, when first mailed to the stockholders of BTX, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting (as defined in Section 4.03), be false or misleading with respect to any material fact, or omit to state any material fact required to be stated in order to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that BTX is responsible for filing with the S.E.C. or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

     SECTION 2.19. Commitments and Contracts.

     (a) Except as set forth in Section 2.19 of the Disclosure Schedule, (and with a true and correct copy of the document or other item in question made available to FBI for inspection), neither BTX nor any of its subsidiaries is a party or subject to any of the following, (whether written or oral, express or implied):

          (i) any agreement, arrangement or commitment not made in the ordinary course of business;

          (ii) any agreement, indenture or other instrument not reflected in the BTX Financial Statements relating to the borrowing of money by BTX or any of its subsidiaries or the guarantee by BTX or any of its subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by BTX or any of its subsidiaries, such as deposits, Fed Funds borrowings, FHL Bank advances and repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $10,000;

          (iii) any contract containing covenants which limit the ability of BTX to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, BTX or any of its subsidiaries may carry on its business (other than as may be required by law or any applicable regulatory authority); or

          (iv) any lease with annual rental payments aggregating $25,000 or more.

     SECTION 2.20. Material Interest of Certain Persons. Except as set forth in
Section 2.20 of the Disclosure Schedule:

          (a) No officer or director of BTX or any "associate" (as such term is defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of BTX and its subsidiaries.

          (b) All outstanding loans in excess of $100.000 from Bank to any present officer, director, employee or any associate or related interest of any such person which was or would be required under any rule or regulation to be approved by or reported to Bank's Board of Directors ("Insider Loans") were approved by or reported to the such Board of Directors in accordance with applicable law and regulations.

     SECTION 2.21. Conduct to Date. Except as set forth in Section 2.21 of the Disclosure Schedule, from and after December 31, 1993, through the date of this Agreement, neither BTX nor any of its subsidiaries has (i) failed to conduct its business in the ordinary and usual course consistent with past practices; (ii) issued, sold, granted, conferred or awarded any common or other stock, or any corporate debt securities which would be classified under generally accepted accounting principles applied on a consistent basis as long-term debt on the balance sheets of BTX or any of its subsidiaries; (iii) effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization;
(iv) declared, set aside or paid any dividend or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its capital stock; (v) incurred any material obligation or liability (absolute or continent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated or substantially modified any of the Employee Plans, or
(D) agreed to do any of the foregoing; (ix) suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any regulatory authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) canceled or compromised any debt, except for debts charged off or compromised in accordance with past practice; (xi) entered into any material transaction, contract or commitment outside the ordinary course of its business and (xii) made or guaranteed any loan to any of the Employee Plans.

                                 ARTICLE THREE

                             REPRESENTATIONS OF FBI

     FBI hereby makes the following representations and warranties:

     SECTION 3.01. Organization. FBI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri with full corporate power and authority to carry on its business as it is now being conducted.

     SECTION 3.02. Authorization. Nothing in the articles of incorporation or bylaws of FBI, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to it or any of its subsidiaries are bound or subject would prohibit or inhibit FBI from entering into and consummating this Agreement and the Stock Purchase on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by FBI and constitutes a legal, valid and binding obligation of FBI, enforceable against FBI in accordance with its terms except as may be limited by bankruptcy, insolvency or similar laws or by general principles of equity and no other corporate acts or proceedings are required to be taken by FBI to authorize the execution, delivery and performance of this Agreement except as contemplated hereby. Except for the requisite approvals of the Federal Reserve Board and the Texas Department of Banking, no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or consummation of the Stock Purchase by FBI.

     SECTION 3.03. Available Funds. At the Closing Date FBI will have available cash resources sufficient to pay the Purchase Price.

     SECTION 3.04. Financial Information. The audited consolidated balance sheets of FBI and its subsidiaries as of December 31, 1993 and 1992 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three years ended December 31, 1993, together with the notes thereto, included in FBI's Annual Report on Form 10-K for the year ended December 31, 1993, as currently on file with the S.E.C., and the unaudited consolidated balance sheets of FBI and its subsidiaries as of March 31, 1994 and the related unaudited consolidated income statements and statements of changes in shareholders' equity and cash flows for the three months then ended included in FBI's Quarterly Report on Form 10-Q for the quarter then ended, as currently on file with the S.E.C. (together, the "FBI Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of FBI and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

     SECTION 3.05. Absence of Changes. Since December 31, 1993, there has not been any material adverse change in the financial condition, the results of operations or the business or prospects of FBI and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the FBI Financial Statements not misleading.

     SECTION 3.06. Litigation. There is no litigation, claim or other proceeding pending, or, to the knowledge of FBI, threatened, against FBI or any of its subsidiaries which would prevent FBI from consummating the Stock Purchase.

     SECTION 3.07. Compliance with Law. FBI and its subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

     SECTION 3.08. Statements True and Correct. None of the information supplied or to be supplied by FBI for inclusion in (i) the Proxy Statement; and (iii) any other documents to be filed with the S.E.C. or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Proxy Statement, when first mailed to the stockholders of BTX, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that FBI is responsible for filing with the S.E.C. or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

     SECTION 3.09. No Defaults. FBI and its subsidiaries are neither in default under nor in violation of any provision of their articles or certificates of incorporation, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to FBI and its subsidiaries taken as a whole.

     SECTION 3.10. Regulatory Enforcement Matters. Neither FBI nor any of its subsidiaries is subject to, or has received any notice or advice that it may become subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits or any other governmental agency having supervisory or regulatory authority with respect to FBI or any of its subsidiaries.

     SECTION 3.11. Brokerage. Except for fees payable by FBI to Stifel Nicolaus & Co., there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by FBI or its subsidiaries.

     SECTION 3.12. Investment Intention; Accreditation. FBI is acquiring the shares of Class B Common Stock pursuant to this Agreement for its own account and without any view to a distribution thereof. FBI further represents and warrants to BTX that it is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended. FBI has been afforded an adequate opportunity to meet with and question the management of BTX and has obtained the information it has requested.

                                  ARTICLE FOUR

                         PRE-CLOSING AGREEMENTS OF BTX

     SECTION 4.01. Business in Ordinary Course.

     (a) BTX shall not declare or pay any dividend or make any other distribution to stockholders, whether in cash, stock or other property, after the date of this Agreement and prior to the Closing.

     (b) Except as contemplated hereby, BTX shall, and shall cause each of its subsidiaries to, continue to carry on after the date hereof and through the Closing Date its respective business and the discharge or incurrence of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, BTX and each of its subsidiaries will not, without the prior written consent of FBI (which shall not be unreasonably withheld):

          (i) issue any Common Stock or other capital stock or any options, warrants, or other rights to subscribe for or purchase Common Stock or any other capital stock or any securities convertible into or exchangeable for any capital stock (except for the issuance of Common Stock pursuant to the exercise of BTX Stock Options, to purchase the same which are outstanding on the date of this Agreement or pursuant to the Warrant Agreement or pursuant to the F.D.I.C. Warrants and the Lender Warrants to the extent of the exercise thereof after the date hereof); or

          (ii) directly or indirectly redeem, purchase or otherwise acquire any Common Stock or any other capital stock of BTX or its subsidiaries; or

          (iii) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize; or

          (iv) change its certificate of incorporation or association, as the case may be, or bylaws; or

          (v) grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees; or

          (vi) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others (for the purpose hereof, it is understood and agreed that the incurrence of obligations under repurchase agreements shall be considered as transactions in the ordinary course of business); or

          (vii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in principal amounts in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than Two Million Five Hundred Thousand Dollars ($2,500,000) (excluding for this purpose any accrued interest or overdrafts), without the prior written consent of FBI, acting through Allen H. Blake or such other designee as FBI may give notice of to BTX; or

          (viii) purchase or otherwise acquire any investment security for its own account having an average remaining life to maturity greater than five years, any asset-backed securities other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation having an expected average life to maturity of greater than five years or any interest only, principal only, residual or stripped securities; or

          (ix) enter into any agreement, contract or commitment out of the ordinary course of business or having a term in excess of three (3) months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; or

          (x) except in the ordinary course of business (which includes pledges of securities in connection with public funds deposits and pledges of securities to dealers and/or the Federal Home Loan Bank of Dallas), place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or

          (xi) except in the ordinary course of business, cancel or accelerate any indebtedness of more than $100,000 owing to BTX or its subsidiaries or any claims which BTX or its subsidiaries may possess or waive any material rights of substantial value; or

          (xii) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property other than (A) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to BTX and its subsidiaries or (B) sales of pools of loans in accordance with past practices; or

          (xiii) purchase, foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that BTX and its subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it
     has reason to believe that such property might contain any such    waste
     materials or otherwise might be contaminated; or

          (xiv) commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on BTX's and its subsidiaries' business, financial condition, or earnings; or

          (xvii) knowingly violate any law, statute, rule, governmental regulation, or order, which violation might have a material adverse effect on BTX's and its subsidiaries' business, financial condition, or earnings; or

          (xviii) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of Three Hundred Thousand Dollars ($300,000).

     (c) BTX and its subsidiaries shall not, without the prior written consent of FBI, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of BTX contained in Article Two hereof, if such representations and warranties were given as of the date of such transaction or action.

     (d) BTX shall promptly notify FBI, making reference to this section, of the occurrence of any matter or event known to and directly involving BTX, which would not include any changes in conditions that affect the banking industry generally in the markets in which BTX and its subsidiaries operate, that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of BTX and its subsidiaries taken as a whole.

     (e) BTX shall promptly advise FBI of its receipt of any proposal (or inquiry concerning any possible such proposal) regarding an acquisition of all or any substantial portion of the business, assets or stock of BTX and its subsidiaries and, subject to the fulfillment of the fiduciary duties of the Board of Directors of BTX, the substance of such proposal or inquiry.

     SECTION 4.02. Breaches. BTX shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to FBI and use its best efforts to prevent or promptly remedy the same.

     SECTION 4.03. Submission to Stockholders and Related Matters.

     (a) BTX shall, prior to the Closing, take all actions necessary to amend and restate its Restated Certificate of Incorporation to read in its entirety as set forth on Exhibit 4.03(a) attached hereto (as amended and restated, the "BTX Restated Certificate of Incorporation").

     (b) BTX shall, prior to the Closing, take all actions necessary to amend and restate its Bylaws to read in its entirety as set forth on Exhibit 4.03(b) attached hereto (as amended and restated, the "BTX Restated Bylaws"; the BTX Restated Certificate of Incorporation and the BTX Restated Bylaws are referred to herein collectively as the "Amendments").

     (c) BTX shall cause to be duly called and held, on the earliest practicable date selected by BTX, a meeting of its stockholders (such meeting together with any adjournments thereof referred to as "Stockholders' Meeting") for submission and approval of the transactions contemplated by this Agreement and the BTX Restated Certificate of Incorporation of such stockholders as required by the Delaware General Corporation Law and Restated Certificate of Incorporation of BTX.

     (d) In connection with the Stockholders' Meeting, (i) BTX shall prepare and file, at its sole cost and expense, a Proxy Statement (the "Proxy Statement") with the S.E.C. and the N.Y.S.E. and BTX shall mail it to its stockholders; and
(ii) the Board of Directors of BTX, subject to the fulfillment of their fiduciary duties, shall unanimously recommend to its stockholders the approval of the transactions contemplated by this Agreement, and the Amendments contemplated hereby and use its best efforts to obtain such stockholder approval.

     (e) BTX shall promptly and properly prepare and file any other filings required under the Exchange Act relating to this Agreement, the Stock Purchase and the Amendments and the transactions contemplated herein and therein. Except as contemplated by Section 6.03 hereof, BTX shall have no obligation to register the issuance or sale of the Class B Common Stock under the Securities Act of 1933, as amended (the "Securities Act").

     SECTION 4.04. Consummation of Agreement. Subject to the fulfillment of the fiduciary duties of the board of directors of BTX, BTX shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Stock Purchase and the other transactions contemplated hereby in accordance with the terms and provisions hereof. BTX shall furnish to FBI in a timely manner all information, data and documents in the possession of BTX requested by FBI as may be required to obtain any necessary regulatory or other approvals of the Stock Purchase and shall otherwise cooperate fully with FBI to carry out the purpose and intent of this Agreement.

     SECTION 4.05. Environmental Reports. BTX shall provide to FBI, as soon as reasonably practical, but not later than ten (10) days after the date hereof, a list of all real property owned, leased or operated by BTX or its subsidiaries or in which any of them acts or has the power to act in a fiduciary capacity as of the date hereof (other than space in retail and similar establishments leased by the BTX for automatic teller machines) (the "Property List") and within ten
(10) days after the acquisition, lease or operation of any real property acquired, leased or operated by BTX or its subsidiaries on their own behalf or in a fiduciary capacity after the date hereof (other than space in retail and similar establishments leased or operated by the BTX for automatic teller machines), BTX shall notify FBI that such property has been acquired or leased or that the BTX or its subsidiaries have begun to operate such property. BTX has made available and will continue to make available to FBI all of the information in BTX's possession regarding the environmental condition of every property on the Property List. FBI shall, within ten (10) days after its receipt of the Property List, notify BTX if FBI believes that it is necessary and appropriate to obtain any environmental report or other environmental information concerning any property identified on the Property List. If FBI notifies BTX of its desire to obtain additional information or reports with respect to any property, then FBI and BTX shall cooperate in jointly determining the course of action to be taken, including the nature of any report to be obtained and the appropriate method of sharing the costs of obtaining such report. In the event that the parties are unable to agree BTX shall take any necessary steps to enable FBI to obtain any environmental report it elects to obtain, and BTX and FBI shall share equally the costs and expenses thereof.

     SECTION 4.06. Access to Information. BTX shall permit FBI reasonable access in a manner which will avoid undue disruption or interference with BTX's normal operations to its properties and shall disclose and make available to FBI all books, documents, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files, plans affecting employees, and any other business activities or prospects in which FBI may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. BTX shall deliver to FBI within ten (10) days after the date hereof a true, accurate and complete copy of each written plan or program disclosed in Section 2.13(c) of the Disclosure Schedule and, with respect to each such plan or program, all (i) amendments or supplements thereto;
(ii) summary plan descriptions; (iii) lists of all current participants and all participants with benefit entitlements; (iv) contracts relating to plan documents; (v) actuarial valuations for any defined benefit plan; (vi) valuations for any plan as of the most recent date; (vii) determination letters from the Internal Revenue Service; (viii) the most recent annual report filed with the Internal Revenue Service; (ix) registration statements on Form S-8 and prospectuses; and (x) trust agreements. FBI will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 10.01 hereof.

     SECTION 4.07. Consents and Notices. BTX shall obtain all necessary consents and provide all necessary notices with respect to all interests of BTX and its subsidiaries in any material leases, licenses, contracts, instruments and rights which require the consent of, or notice to, another person as a result of the Stock

Purchase or the other transactions contemplated hereby, including, without limitation, if required, notice to the F.D.I.C. under Section 12 of the F.D.I.C. Warrant.

                                  ARTICLE FIVE

                         PRE-CLOSING AGREEMENTS OF FBI

     SECTION 5.01. Regulatory Approvals. FBI shall file all regulatory applications required in order to consummate the Stock Purchase, including but not limited to the necessary applications for the prior approval of the Federal Reserve Board and the Texas Department of Banking. FBI shall keep BTX reasonably informed as to the status of such applications and make available to BTX, upon reasonable request by BTX from time to time, copies of such applications and any supplementally filed materials.

     SECTION 5.02. Breaches. FBI shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to BTX and use its best efforts to prevent or promptly remedy the same.

     SECTION 5.03. Consummation of Agreement. FBI shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Stock Purchase in accordance with the terms and conditions of this Agreement.

                                  ARTICLE SIX

                       POST-CLOSING OPERATING AGREEMENTS

     SECTION 6.01. Board of Director Representation. After the Closing on the Closing Date, BTX shall cause to be held a special meeting of its Board of Directors (the "Special Directors Meeting"). At the Special Directors Meeting, all but three of the then-serving directors of BTX shall resign and such remaining three then-serving directors of BTX (two of whom shall be outside directors as determined under the rules of the N.Y.S.E.) shall accept such resignations and take appropriate action to fill three of the then-existing vacancies on the BTX Board of Directors with the following affiliates of FBI:
James F. Dierberg, Allen H. Blake and Mark Turkcan, each of whom shall be appointed to serve until the next annual meeting of BTX stockholders.

     SECTION 6.02. Anti-dilution.

     (a) After the Closing and during the period of ninety (90) months after the Closing Date, BTX shall not issue any shares of Common Stock, Class B Common Stock, voting preferred stock or any other voting security (collectively referred to herein as "Voting Stock"), or grant any option, warrant, call or other right to subscribe for or acquire Voting Stock or enter into any agreement providing for any such issuance or grant, if upon the issuance of such Voting Stock the FBI Shares (as defined in Section 6.02(b)(i) hereof) would constitute less than fifty-five percent (55%) of the total outstanding shares of Fully-Diluted Voting Stock (as defined in Section 6.02(b)(ii) hereof); provided, however, that, notwithstanding the foregoing, BTX may issue additional shares of Voting Stock or grant an option, warrant, call or other right to subscribe for or acquire Voting Stock or enter into an agreement providing for such issuance or grant as aforesaid if, at such time, BTX also grants to FBI an option or warrant to acquire, at any time during the twelve (12) month period commencing upon the issuance by BTX of such additional Voting Stock, shares of Common Stock or Class B Common Stock in an amount sufficient to cause the total number of FBI Shares to equal fifty-five percent (55%) of the total outstanding shares of Fully-Diluted Voting Stock at such time, with such option or warrant providing for an exercise price per share (the "Exercise Price") of an amount equal to (i) if such option or warrant is granted by BTX to FBI during the period of sixty
(60) months after the Closing Date, one hundred six and two-thirds percent (106.67%) of the tangible common equity per share (as defined in Section 6.02(b)(iii) hereof), on a primary basis as of the end of the preceding quarter, as adjusted to give effect to the issuance by BTX of such additional Voting Stock (the "Adjusted Quarter-End Equity"), or (ii) if such option or warrant is granted by BTX to FBI during the sixty-first (61st) through the seventy-second
(72nd)
months of the aforesaid ninety (90) month period after the Closing Date, one hundred thirteen percent (113%) of the Adjusted Quarter-End Equity, or (iii) if such option is granted by BTX to FBI during the seventy-third (73rd) month through the end of the aforesaid ninety (90) month period after the Closing Date, one hundred twenty percent (120%) of the Adjusted Quarter-End Equity; provided, further, however, that the Exercise Price determined pursuant to clause (ii) or (iii) above shall not exceed, and shall be limited to, the average closing price of a share of BTX Common Stock on the N.Y.S.E. (or the American Stock Exchange or the NASDAQ National Market System, as the case may be at such time) during the sixty (60) day trading period ending on the last trading day immediately preceding the grant of such warrant or option by BTX to FBI.

     (b) As used herein, the term (i) "FBI Shares" shall mean and include the sum of (A) the number of shares of Common Stock, Class B Common Stock or other Voting Stock then held by FBI, (B) the number of shares of Common Stock, Class B Common Stock or other Voting Stock issuable to FBI pursuant to an option or warrant granted by BTX to FBI upon the exercise thereof, plus (C) the number of shares of Common Stock, Class B Common Stock or other Voting Stock sold by FBI at any time; (ii) "Fully-Diluted Voting Stock" shall mean, at any time, the then outstanding shares of Common Stock, voting preferred stock (with a share of such stock having multiple votes per share being deemed to be that number of shares as equals its number of votes) plus (without duplication) all shares of Common Stock or voting preferred stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then outstanding rights, warrants, options, convertible securities (including the Class B Common Stock) or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or voting preferred stock and securities convertible or exchangeable into Common Stock or voting preferred stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event; and (iii) "tangible common equity per share" shall mean the quotient of (A) the total amount of stockholders' equity of BTX determined in accordance with generally accepted accounting principles, less the amount of any preferred stock outstanding and less intangible assets resulting from acquisitions accounted for as purchases (which shall include in all cases the total of the excess of cost over net assets acquired of each purchased subsidiary), divided by (B) the total number of shares of Common Stock and Class B Common Stock outstanding.

     SECTION 6.03. Registration Rights.

     (a) If at any time after the fifth (5th) anniversary of the Closing Date, BTX shall receive a written request therefor from FBI, BTX shall prepare and file with the S.E.C. a registration statement complying with the Securities Act covering all or a portion of any shares of Common Stock issued to FBI upon conversion of the Class B Common Stock as FBI shall specify in the request and shall use its best efforts to cause such registration statement to become effective; provided, however, that FBI shall only have the right to request three such registrations. Without the written consent of FBI, neither BTX nor any other holder of securities of BTX may include in such registrations any BTX securities other than such specified number of shares of Class B Common Stock (or shares of Common Stock issued to FBI upon conversion of the Class B Common Stock).

     (b) On or after the fifth (5th) anniversary of the Closing Date, each time BTX shall determine to proceed with the actual preparation and filing of a registration statement in connection with the proposed offer and sale for cash of any of its securities (other than in connection with a dividend reinvestment, employee stock purchase, stock option or similar plan or an offering in connection with an acquisition of a business) by it or any of its stockholders, BTX will give written notice of its determination to FBI. Upon the written request of FBI given within ten (10) business days after receipt of any such notice from BTX, BTX will, except as herein provided, cause to be included in such registration all shares of Common Stock issued to FBI upon conversion of any Class B Common Stock which FBI shall request; provided, however, that nothing herein shall prevent BTX from, at any time, abandoning or delaying any registration. If any offering pursuant to this Section 6.03(b) shall be underwritten in whole or in part, BTX may require that shares of Common Stock issued to FBI upon conversion of the Class B Common Stock) requested for inclusion pursuant to this Section 6.03(b) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the shares of Common Stock issued to FBI upon conversion of the Class B Common Stock) requested for inclusion pursuant to this
Section 6.03(b) would constitute more than thirty percent (30%) of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering (the "Underwriter") the inclusion of all of such shares of Common Stock issued to FBI upon conversion of the Class B Common Stock would interfere with the successful marketing of the shares of stock offered by BTX, the number of shares of Common Stock issued to FBI upon conversion of the Class B Common Stock otherwise to be included in the underwritten public offering may be reduced; provided, however, that after any such required reduction the shares of Common Stock issued to FBI upon conversion of the Class B Common Stock to be included in such offering for the account of FBI shall constitute at least fifteen percent (15%) of the total number of shares to be included in such offering.

     (c) If and whenever BTX is required by the provisions of Sections 6.03(a) or (b) hereof to effect on behalf of FBI a public offering of any shares of Common Stock issued to FBI upon conversion of the Class B Common Stock under the Securities Act, BTX shall: (i) prepare and file with the S.E.C. a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed six (6) months; (ii) prepare and file with the S.E.C. such amendments to such registration statement and supplements thereto as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed six (6) months; (iii) furnish to FBI and to any underwriters of the securities being registered such reasonable number of copies of the prospectus (preliminary or final, as appropriate) contained in such registration statement and such other documents as FBI or such underwriters may reasonably request in order to facilitate the public offering of such securities; (iv) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as FBI or such underwriters may reasonably request; provided that BTX shall not be required by virtue hereof to submit to general jurisdiction in any state; (v) notify FBI, promptly after BTX shall receive notice thereof, of the time when such registration statement has become effective or a supplement thereto has been filed; (vi) notify FBI promptly of any comments or requests by the S.E.C. relating to such registration statement; (vii) prepare and file with the S.E.C., promptly upon the request of FBI, any amendments or supplements to such registration statement which, in the opinion of counsel for FBI, is required under the Securities Act or the rules or regulations thereunder in connection with the distribution of the Shares by FBI;
(viii) prepare and promptly file with the S.E.C. such amendment or supplement to such registration statement (or included prospectus) as may be necessary to correct any statements or omissions if, at the time when such prospectus is required to be delivered under the Securities Act, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; (ix) advise FBI, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the S.E.C. suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and (x) at the request of FBI, furnish on the date or dates provided for in any underwriting agreement: (1) an opinion or opinions of the counsel representing BTX for the purposes of such registration, addressed to the underwriters and to FBI, covering such matters as such underwriters and FBI may reasonably request and are customarily covered by BTX's counsel at that time; and (2) a letter or letters from the independent certified public accountants of BTX, addressed to the underwriters and to FBI covering such matters as such underwriters of FBI may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of BTX included in the registration statement and included prospectus, as amended or supplemented, comply in all material respects with the applicable accounting requirements of the S.E.C.

     (d) With respect to the offering requested pursuant to Section 6.03(a) hereof and with respect to each inclusion of shares of Common Stock issued to FBI upon conversion of the Class B Common Stock in a registration statement pursuant to Section 6.03(b) hereof and subject to the last clause of the second sentence of Section 6.03(b), BTX shall bear its relative costs and expenses and FBI shall bear its relative costs and expenses based upon the relative amount of shares sold by each party, for the following fees, costs and expenses: all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for BTX, fees and disbursements of counsel for the underwriter or underwriters of such securities (if BTX and/or FBI are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for FBI, underwriting discounts and commissions and transfer taxes exclusively for FBI and any other expenses incurred by FBI not expressly included above shall be borne by FBI.

     (e) In the event of any registered offering of shares pursuant to Sections 6.03(a) or (b) hereof, BTX, any underwriter and FBI shall agree to indemnification and contribution rights and obligations as are customary or as may be required by the underwriter.

     SECTION 6.04. Restrictions on Transfer. FBI shall not sell, assign or transfer any shares of Class B Common prior to the fifth (5th) anniversary of the Closing Date, except (i) to direct or indirect subsidiaries of FBI, or (ii) to entities under common control with FBI, provided that the shares sold or transferred to such entities shall not exceed, in the aggregate, 24.99% of the outstanding Voting Stock, or (iii) with the prior written approval of BTX, acting for this purpose through a committee of the Board of Directors of BTX consisting entirely of directors who are not also directors, officers or employees of FBI or any of its subsidiaries (excluding BTX and its subsidiaries as subsidiaries of FBI for this purpose). The certificates for the shares of Class B Common issued to FBI shall contain an appropriate legend disclosing the restriction on transfer contemplated by this Section 6.04.

                                 ARTICLE SEVEN

                     CONDITIONS PRECEDENT TO STOCK PURCHASE

     SECTION 7.01. Conditions to FBI's Obligations. FBI's obligations to effect the Stock Purchase and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by FBI) prior to or on the Closing Date of the following conditions:

          (a) The representations and warranties made by BTX in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

          (b) BTX shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

          (c) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency (including any bank regulatory authority) of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction (preliminary or permanent), temporary restraining order, judgment, order, decree, or charge would (i) prevent, prohibit or inhibit consummation of any of the transactions contemplated by this Agreement; (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; (iii) adversely affect the right of FBI to own the Class B Common Stock; (iv) affect adversely the right of any of BTX and its subsidiaries to own its assets and operate its businesses; (v) cause the Common Stock of BTX to cease being listed on the N.Y.S.E. (unless BTX causes the Common Stock to be listed on the American Stock Exchange or to be eligible for trading in the NASDAQ National Market System); (vi) hold any one or more of the directors of BTX liable for a breach of their fiduciary duties in connection with this Agreement or any of the transactions contemplated hereby; or (vii) adversely affect the financial condition, the results of operations or the business or prospects of BTX and its subsidiaries taken as a whole (and no such injunction (preliminary or permanent), temporary restraining order, judgment, order, decree, or charge shall be in effect). For purposes of the preceding sentence, FBI and BTX agree that a pending or threatened action, suit or proceeding shall not be deemed to satisfy the standard set forth therein unless FBI in the exercise of reasonable judgment determines, after consultation with BTX and

     BTX's counsel, that such action, suit or proceeding has a significant prospect of resulting in one or more of the unfavorable outcomes enumerated in such sentence. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Stock Purchase which makes the consummation of the Stock
     Purchase or the other transactions contemplated hereby     illegal;

          (d) All necessary regulatory approvals, consents, authorizations and other approvals, including the requisite approval of this Agreement, the Stock Purchase and the Amendments by the stockholders of BTX required by law for consummation of the Stock Purchase and the other transactions contemplated hereby shall have been obtained and all waiting periods required by law shall have expired;

          (e) FBI shall have received all documents required to be received from BTX on or prior to the Closing Date, all in form and substance reasonably satisfactory to FBI;

          (f) The FDIC Warrants shall not be adjusted on account of the transactions contemplated by this Agreement to represent the right to purchase more than 1,970,033 shares of BTX Common Stock; and

          (g) BTX shall have received an opinion, dated as of or shortly prior to the date of mailing of the Proxy Statement to the stockholders of BTX for the Stockholders' Meeting, of its investment banking firm, McKenna and Company, to the effect that the transaction contemplated by this Agreement, considered as a whole, is fair from a financial point of view to BTX and its stockholders.

     SECTION 7.02. Conditions to BTX's Obligations. BTX's obligation to effect the Stock Purchase and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by BTX) prior to or on the Closing Date of the following conditions:

          (a) The representations and warranties made by FBI in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

          (b) FBI shall have performed and complied in all material respects with all of its obligations and agreements hereunder required to be performed prior to the Closing Date under this Agreement;

          (c) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency (including any bank regulatory authority) of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction (preliminary or permanent), temporary restraining order, judgment, order, decree, or charge would prevent, prohibit or inhibit consummation of any of the transactions contemplated by this Agreement. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Stock Purchase which makes the consummation of the Stock Purchase or the other transactions contemplated hereby illegal;

          (d) All necessary regulatory approvals, consents, authorizations and other approvals (including the requisite approval of this Agreement, the Stock Purchase and the Amendments by the stockholders of BTX) required by law for consummation of the Stock Purchase and the other transactions contemplated hereby shall have been obtained and all waiting periods required by law shall have expired;

          (e) BTX shall have received all documents required to be received from FBI on or prior to the Closing Date, all in form and substance reasonably satisfactory to BTX; and

          (f) BTX shall have received an opinion, dated as of or shortly prior to the date of mailing of the Proxy Statement to the stockholders of BTX for the Stockholders' Meeting, of its investment banking firm, McKenna and Company, to the effect that the transaction contemplated by this Agreement, considered as a whole, is fair from a financial point of view to BTX and its stockholders.

                                 ARTICLE EIGHT

                           TERMINATION OR ABANDONMENT

     SECTION 8.01. Mutual Agreement. This Agreement may be terminated by the mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether stockholder approval of this Agreement, the Stock Purchase and the Amendments by the stockholders of BTX shall have been previously obtained.

     SECTION 8.02. Breach of Agreements. In the event that there is a material breach in any of the representations and warranties or agreements of FBI or BTX, which breach is not cured within thirty (30) days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party, regardless of whether stockholder approval of this Agreement, the Stock Purchase and the Amendments shall have been previously obtained, may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

     SECTION 8.03. Failure of Conditions. In the event that any of the conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section
8.02 hereof has lapsed, then such party may, regardless of whether stockholder approval of the transactions contemplated by this Agreement and the Amendments shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other party on such date.

     SECTION 8.04. Approval Denial. If any regulatory application filed pursuant to Section 5.01 hereof should be finally denied or disapproved by the respective regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled; provided, however, that a request for additional information or undertaking by FBI, as a condition for approval, shall not be deemed to be a denial or disapproval so long as FBI diligently provides the requested information or undertaking. In the event an application is denied pending an appeal, petition for review, or similar such act on the part of FBI (hereinafter referred to as the "appeal") then the application will be deemed denied unless FBI prepares and timely files such appeal and continues the appellate process for purposes of obtaining the necessary approval.

     SECTION 8.05. Shareholder Approval Denial. If the transactions contemplated by this Agreement and the Amendments are not approved by the requisite vote of the stockholders of BTX at the Stockholders' Meeting, then either party may terminate this Agreement.

     SECTION 8.06. Regulatory Enforcement Matters. In the event that BTX or any of its subsidiaries shall become a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies after the date of this Agreement, then FBI may terminate this Agreement.

     SECTION 8.07. Automatic Termination. If the Closing Date does not occur on or prior to February 28, 1995, then this Agreement may be terminated by either party by giving written notice to the other.

                                  ARTICLE NINE

                CERTAIN PAYMENTS UPON TERMINATION OR ABANDONMENT

     SECTION 9.01. Liabilities Upon Termination of Agreement. In the event that this Agreement is terminated or the Stock Purchase is abandoned pursuant to the provisions of Article Eight hereof, no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise; provided, however, that, notwithstanding the foregoing, in the event that this Agreement is terminated by BTX or FBI pursuant to Section 8.02 hereof, on account of a knowing and material breach in any of the representations and warranties or any material breach of any of the agreements of the other party hereto, then the non-breaching party shall be entitled to institute an action for appropriate damages against such breaching party.

     SECTION 9.02. Payment Upon Occurrence of Triggering Event.

     (a) Upon the occurrence of a Triggering Event (as defined in Section 9.02(b) hereof), BTX shall upon request of FBI pay to FBI the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) in cash as full liquidated damages hereunder to FBI for such event.

     (b) As used herein, the term "Triggering Event" shall mean the consummation of any transaction announced before or within nine (9) months after the termination of this Agreement (the "Termination Date") and consummated within twenty-one (21) months after the Termination Date, whereby a third party has acquired, merged or consolidated with BTX, purchased all or substantially all of BTX's assets or directly or indirectly acquired beneficial ownership of twenty-five percent (25%) or more of the outstanding shares of voting stock of BTX.

                                  ARTICLE TEN

                                    GENERAL

     SECTION 10.01. Confidential Information. The parties acknowledge the confidential and proprietary nature of the "Information" (as herein described) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential, unless such information becomes subject to a legal obligation of disclosure. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

     SECTION 10.02. Publicity. FBI and BTX shall cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the Stock Purchase. Neither party shall issue any news release or make any other public disclosure without the prior consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which such latter event the parties shall consult with each other to the extent practicable regarding such responsive public disclosure, or unless the circumstances require that a party make a public disclosure and such party, in good faith, despite reasonable efforts is unable to obtain the consent of the other.

     SECTION 10.03. Return of Documents. Upon termination of this Agreement without the Stock Purchase becoming effective, each party shall deliver to the other originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions in whole or in part of such Information.

     SECTION 10.04. Notices. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

     (a) if to FBI:

           First Banks, Inc.
           135 North Meramec Ave.
           Clayton, Missouri 63105
           Attention: Mr. James F. Dierberg
           Facsimile: (314) 854-5454

         with a copy to:

           Lewis, Rice & Fingersh
           500 North Broadway, Suite 2000
           St. Louis, Missouri 63102
           Attention: Thomas C. Erb, Esq.
           Facsimile: (314) 241-6056

     and

     (b) if to BTX:

           BancTexas Group, Inc.
           13747 Montfort Drive, Suite 300
           Dallas, Texas 75240
           Attention: Nathan C. Collins
           Facsimile: (214) 701-4790

         with copies to:

           John S. Daniels, Attorney at Law
           222 West Las Colinas Blvd., Suite 2025
           Irving, Texas 75039
           Facsimile: (214) 432-9101

or to such other address as any party may from time to time designate by notice to the others.

     SECTION 10.05. Nonsurvival of Representations, Warranties and Agreements. Except for and as provided in this Section 10.05, no representation, warranty or agreement contained in this Agreement shall survive the Closing Date or the earlier termination of this Agreement. The agreements set forth in Sections 6.01, 6.02 and 6.03 shall survive the Closing Date and the agreements set forth in Sections 9.01, 9.02, 10.01, 10.03 and 10.06 shall survive the Closing Date or the earlier termination of this Agreement.

     SECTION 10.06. Costs and Expenses. Except as may be otherwise provided herein, each party shall pay its own costs and expenses incurred in connection with this Agreement and the matters contemplated hereby, including without limitation all fees and expenses of attorneys, accountants, brokers, financial advisors and other professionals.

     SECTION 10.07. Entire Agreement. This Agreement and the Warrant Agreement constitute the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements between the parties relating to the subject matter hereof.

     SECTION 10.08. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     SECTION 10.09. Waiver, Amendment or Modification. The conditions of this Agreement which may be waived may only be waived by notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement not be amended or modified except by a written document duly executed by the parties hereto.

     SECTION 10.10. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

     SECTION 10.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

     SECTION 10.12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There shall be no third party beneficiaries hereof.

     SECTION 10.13. Governing Law; Assignment. This Agreement shall be governed by the laws of the State of Texas (except to the extent that the Delaware General Corporation Law governs transactions involving BancTexas Group, Inc. by virtue of its status as a Delaware corporation) and applicable federal laws and regulations. This Agreement may not be assigned by either of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                            FIRST BANKS, INC.

                                            By  /s/  JAMES F. DIERBERG
                                                     James F. Dierberg
                                                          Chairman

                                            BANCTEXAS GROUP INC.

                                            By: /s/  NATHAN C. COLLINS
                                                     Nathan C. Collins
                                                  Chairman, President and
                                                  Chief Executive Officer

                                                                 EXHIBIT 1.04(A)

                           BTX LEGAL OPINION MATTERS

     1. The due incorporation, valid existence and good standing of BTX under the laws of the State of Delaware, its power and authority to own and operate its properties and to carry on its business as now conducted, and its power and authority to enter into the Agreement, to consummate the Stock Purchase in accordance with the terms of the Agreement, and to effect the Amendments and to consummate the other transactions contemplated by the Agreement.

     2. The due organization of Bank as a national banking association and the valid existence of Bank under the laws of the United States, its power and authority to own and operate its properties and the possession of all licenses, permits and authorizations necessary to carry on its business as now conducted.

     3. The due incorporation or organization, valid existence and good standing of each of the subsidiaries of BTX (other than Bank) and any subsidiary of any such subsidiary listed in Section 2.03 of the Disclosure Schedule, their power and authority to own and operate their properties, the possession of all licenses, permits and authorizations necessary to carry on their respective businesses as now conducted.

     4. With respect to BTX, (i) the number of authorized, and issued and outstanding shares of capital stock of BTX immediately prior to the Closing,
(ii) the nonexistence of any violation of the preemptive or subscription rights of any person, (iii) the nonexistence of any outstanding options, warrants, or other rights to acquire, or securities convertible into, any equity security of BTX (otherwise than as disclosed in the Disclosure Schedule), (iv) the nonexistence of any obligation, contingent or otherwise, to reacquire any shares of capital stock of BTX, and (v) the nonexistence of any outstanding stock appreciation, phantom stock or similar rights.

     5. With respect to BTX's subsidiaries, (i) the number of authorized, issued and outstanding shares of capital stock of such subsidiary immediately prior to the Closing, (ii) the nonexistence of any violation of the preemptive or subscription rights of any person, (iii) the nonexistence of any outstanding options, warrants, or other rights to acquire, or securities convertible into, any equity securities of any such subsidiary, (iv) the nonexistence of any obligation, contingent or otherwise, to reacquire any shares of capital stock of any such subsidiary, and (v) the nonexistence of any outstanding stock appreciation, phantom stock or similar rights.

     6. BTX's valid ownership of and title to all of the issued and outstanding shares of capital stock of Bank, free and clear of liens, security interests and encumbrances.

     7. The number of authorized, issued and outstanding shares of capital stock of the subsidiaries listed in Section 2.03 of the Disclosure Schedule, and the ownership by BTX or Bank of all outstanding shares thereof, free and clear of any claims, liens, security interests and encumbrances.

     8. The due authorization and, when issued to FBI in accordance with the terms of the Agreement, the valid issuance of the shares of Class B Common Stock to be issued pursuant to the Stock Purchase, such shares being fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

     9. The due and proper performance of all corporate acts and other proceedings necessary or required to be taken by BTX to authorize the execution, delivery and performance of the Agreement and the other transactions contemplated thereby, the due execution and delivery of the Agreement by BTX, and the Agreement as a valid and binding obligation of the BTX, enforceable against BTX in accordance with its terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

     10. The execution of the Agreement by BTX, and the consummation of the Stock Purchase and the other transactions contemplated therein (including the Amendments), does not violate or cause a default under its articles of incorporation or bylaws, or any statute, regulation or rule or any judgment, order or decree

                                 Ex-1.04(a) - 1
against or any material agreement binding upon BTX (including, without limitation, its listing agreement with the N.Y.S.E.).

     11. The receipt of all required consents, approvals, orders or authorizations of, or registrations, declaration or filings with or notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other person or entity required to be obtained or made by BTX, Bank and the other subsidiaries in connection with the execution and delivery of the Agreement and the Amendments or the consummation of the transactions contemplated therein.

     12. The nonexistence of any material actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting BTX, Bank or their subsidiaries which, if adversely determined, would have a material adverse effect upon their respective properties or assets or the transactions contemplated by the Agreement.

                                 Ex-1.04(a) - 2

                                                                 EXHIBIT 1.04(B)

                           FBI LEGAL OPINION MATTERS

     1. The due incorporation, valid existence and good standing of FBI under the laws of the State of Missouri, and its power and authority to enter into the Agreement and to consummate the Stock Purchase and the other transactions contemplated thereby.

     2. The due and proper performance of all corporate acts and other proceedings required to be taken by FBI to authorize the execution, delivery and performance of the Agreement, the due execution and delivery of the Agreement by FBI, and the Agreement as a valid and binding obligation of FBI, enforceable against FBI in accordance with its terms (subject to the provisions of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

     3. The execution and delivery of the Agreement by FBI, and the consummation of the transactions contemplated therein, as neither conflicting with, in breach of or in default under, resulting in the acceleration of, creating in any party the right to accelerate, terminate, modify or cancel, or violate, any provision of FBI's articles of incorporation or bylaws, or any statute, regulation, rule, judgment, order or decree binding upon FBI which would be prohibit or inhibit the consummation of the Stock Purchase.

     4. The receipt of all required consents, approvals, orders or authorizations of, or registrations, declarations or filings with or without notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other person or entity required to be obtained or made by or with respect to FBI in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated thereby.

                                 Ex-1.04(b) - 1

                                                                 EXHIBIT 4.03(a)

                                  RESTATEMENT

                                       OF

                                      THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              BANCTEXAS GROUP INC.

                                     AS OF

                                        , 1994

     Pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware, the undersigned, BANCTEXAS GROUP INC., a Delaware corporation (the "Corporation"), incorporated on January 25, 1978, hereby amends and restates its Restated Certificate of Incorporation as follows:

     1. The present name of the corporation is BancTexas Group Inc. The name under which the corporation was originally organized was Commerce Southwest Inc.

     2. An Amendment to the Restated Certificate of Incorporation of the Corporation and this Restatement of the Certificate of Incorporation of the
Corporation was adopted by the Corporation's stockholders on             , 1994,
to become immediately effective upon the filing of this Restatement of the Certificate of Incorporation of the Corporation with the office of the Delaware Secretary of State.

     3. The Certificate of Incorporation of the Corporation is hereby restated in its entirety to read as follows:

          FIRST: The name of the Corporation is BancTEXAS Group Inc.

          SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: (A) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one hundred sixty-three million (163,000,000) shares consisting of (a) three million (3,000,000) shares of a class designated as Preferred Stock, par value $1.00 per share ("Preferred Stock"), (b) one hundred million (100,000,000) shares of a class designated Common Stock, par value $.01 per share ("Common Stock"), and (c) sixty million (60,000,000) shares of a class designated Class B Common Stock, par value $0.01 per share ("Class B Common Stock").

     (B) The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock, the Common Stock, and the Class B Common Stock are as follows:

     1. Provisions Relating to the Preferred Stock. Shares of Preferred Stock may be issued in one or more series as determined from time to time by the Board of Directors. All shares of any one series of Preferred Stock will be identical, except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if dividends on the shares of such series are cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by one or more resolutions providing for the issuance of each such series the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in such series, to the full extent now or hereafter permitted by law.

                                 Ex 4.03(a)-1

     2. Provisions Relating to the Common Stock and the Class B Common Stock.

          (a) General. Except as otherwise provided herein, or as otherwise provided by applicable law, all shares of Common Stock and Class B Common Stock shall have identical rights and privileges in every respect.

          (b) Voting. The Common Stock and the Class B Common Stock shall each be fully voting stock entitled to one vote per share with respect to the election of directors and for all other purposes. The holders of Common Stock and Class B Common Stock shall, unless otherwise required by law or by another provision of this Certificate of Incorporation, vote as a single class on all matters. In all elections for directors of the Corporation, each stockholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by such stockholder in the Corporation, multiplied by the number of Directors to be elected by the class to which such stockholder belongs at such election, and each stockholder may cast the whole number of votes, either in person or by proxy, for one candidate or distribute them among two or more candidates.

          (c) Dividends. Subject to the limitations prescribed herein, holders of Common Stock and Class B Common Stock shall participate equally in any dividends (whether payable in cash, stock or property) when and as declared by the board of directors of the Corporation out of the assets of the Corporation legally available therefor and the Corporation shall treat the Common Stock and Class B Common Stock identically in respect of any subdivisions or combinations (for example, if the Corporation effects a two-for-one stock split with respect to the Common Stock, it shall at the same time effect a two-for-one stock split with respect to the Class B Common Stock); provided, however, that (i) with respect to dividends payable in cash by the Corporation, the holders of Class B Common Stock shall participate equally per share only if and to the extent such cash dividends exceed $0.03 per share on the Common Stock per calendar year (for example, if the board of directors declares and the Corporation pays a dividend of $0.05 per share of Common Stock for a given calendar year, holders of Class B Common Stock shall be entitled to a dividend of $0.02 per share); and (ii) dividends payable in shares of Common Stock (or rights to subscribe for or purchase shares of Common Stock or securities or indebtedness convertible into shares of Common Stock) shall be paid only on shares of Common Stock and dividends payable in shares of Class B Common Stock (or rights to subscribe for or purchase shares of Class B Common Stock or securities or indebtedness convertible into shares of Class B Common Stock) shall be paid only on shares of Class B Common Stock (for example, if the board of directors declares and the Corporation pays a five percent (5%) stock dividend on the Common Stock, payable in shares of Common Stock, at the same time the board of directors shall declare and the Corporation shall pay a five percent (5%) stock dividend on the Class B Common Stock payable in shares of Class B Common Stock).

          (d) Liquidation. In the event the Corporation is liquidated, dissolved or wound up, whether voluntarily or involuntarily, the holders of the Common Stock and the Class B Common Stock shall participate equally in any distribution.

          (e) Voluntary Conversion of Class B Common Stock.

             (i) Conversion Rights. Each share of Class B Common Stock may be converted into one (1) share of Common Stock at the option of any holder thereof at any time after the fifth (5th) anniversary of the date of its issuance by the Corporation. For the foregoing purpose, a share of Class B Common Stock issued as a stock dividend or pursuant to a stock split, reclassification or other combination, shall be deemed to have been issued on the date of the share of Class B Common Stock with respect to which it is so issued.

             (ii) Conversion Procedures. Any holder of Class B Common Stock desiring to exercise such holder's option to convert such Class B Common Stock in accordance with the foregoing shall surrender the certificate or certificates representing the Class B Common Stock to be converted, duly endorsed to the Corporation or in blank, at the principal executive office of the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert the number of shares represented by such certificate or certificates, or a specified number thereof. As

                                  Ex 4.03(a)-2
          promptly as practicable after the surrender for conversion of any Class B Common Stock, the Corporation shall execute and deliver or cause to be executed and delivered to the holder of such Class B Common Stock certificates representing the shares of Common Stock issuable upon such conversion. In case any certificate or certificates representing shares of Class B Common Stock shall be surrendered for conversion for only a part of the shares represented thereby, the Corporation shall execute and deliver to the holders of the certificate or certificates for shares of Class B Common Stock so surrendered a new certificate or certificates representing the shares of Class B Common Stock not converted, dated the same date as the certificate or certificates representing the Common Stock. Shares of the Class B Common Stock converted as aforesaid shall be deemed to have been converted immediately prior to the close of business on the date such shares are duly surrendered for conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the recordholder or holders of such shares of Common Stock as of such date.

             (iii) Recapitalization, Consolidation, or Merger of the Corporation. In the event that the Corporation shall be recapitalized, consolidated with, or merged with or into any other corporation (a "Reorganization") and the terms thereof shall provide (i) that the Class B Common Stock shall remain outstanding after such Reorganization and
        (ii) for any change in or conversion of the Common Stock, then the terms of such Reorganization shall include a provision to the effect that each share of Class B Common Stock after such Reorganization shall thereafter be entitled to receive upon conversion the same kind and amount of securities or assets as shall be distributable upon such Reorganization with respect to one share of Common Stock.

             (iv) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Class B Common Stock as herein provided, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and shall take all such corporate action as may be necessary to assure that such shares of Common Stock may be validly and legally issued upon conversion of all of the outstanding shares of Class B Common Stock; and if, at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

             (v) Retirement of Shares. Shares of Class B Common Stock which have been issued and have been converted into Common Stock, repurchased, or reacquired in any other manner by the Corporation shall not be reissued.

          (f) Mandatory Conversion of Class B Common Stock. If, at any time while there are shares of Class B Common Stock issued and outstanding, it shall be determined by the board of directors, in its sole discretion, that legislation or regulations are enacted or any judicial or administrative determination is made which would prohibit the listing, quotation or trading of the Common Stock on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System, or would otherwise have a material adverse effect on the Corporation, in any such case due to the Corporation having more than one class of common shares outstanding, then the board of directors may by resolution convert all outstanding shares of Class B Common Stock into shares of Common Stock on a share-for-share basis. To the extent practicable, notice of such conversion of Class B Common Stock specifying the date fixed for said conversion shall be mailed, postage pre-paid, at least ten (10) days but not more than thirty (30) days prior to said conversion date to the holders of record of Common Stock and Class B Common Stock at their respective addresses as the same shall appear on the books of the Corporation; provided, however, that no failure or inability to provide such notice shall limit the authority or ability of the board of directors to convert all outstanding shares of Class B Common Stock into shares of Common Stock. Immediately prior to the close of business on said conversion date (or, if said conversion date is not a business day, on the next succeeding business day) each outstanding share of Class B Common Stock shall thereupon automatically be converted into a share of Common Stock and

                                  Ex 4.03(a)-3
     each certificate theretofore representing shares of Class B Common Stock shall thereupon and thereafter represent a like number of shares of Common Stock.

          (g) Class Voting Under Certain Circumstances. None of the provisions hereof affecting the powers, preferences, rights, qualifications, limitations or restrictions of the Class B Common Stock may be amended or repealed unless, in addition to any other vote required by law or this Certificate of Incorporation, such amendment shall be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock then outstanding, voting as a separate class.

     3. General. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock, Common Stock, and Class B Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion, subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

     FIFTH: The Corporation shall have perpetual existence.

     SIXTH: The number of directors of the Corporation shall be fixed in the By-laws.

     SEVENTH: The Board of Directors of the Corporation shall have power to make, alter or repeal the By-Laws of the Corporation only with the prior approval of the holders of a majority of the shares of Class B Common Stock, subject to such restrictions upon the exercise of such power as may be imposed by the stockholders in any By-Laws adopted by them from time to time.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation or any amendment thereof in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     NINTH:

     (A) Whereby under the laws of the State of Delaware a vote of stockholders is required to approve or authorize any of the transactions set forth below, then the affirmative vote or consent of 75% of the capital stock of this Corporation entitled to vote in elections of directors, voting as a single class, shall be required to authorize or approve such transactions:

          (1) a merger or consolidation with or into any other corporation, or

          (2) any sale, lease or exchange of all or substantially all of the property and assets of this Corporation to any other corporation, person or other entity, or

          (3) any purchase or lease of all or substantially all of the assets of any corporation, person or other entity by this Corporation, or

          (4) any combination of the outstanding shares of Common Stock of this Corporation into a smaller number of shares,

if as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto (i) such other corporation, person or entity which is a party to a transaction described in clauses (1), (2) or (3) above is the beneficial owner, directly or indirectly, of at least 5% of the total outstanding shares of stock of this Corporation entitled to vote in elections of directors, considered for this purpose as one class, or (ii) any combination of the outstanding shares of Common Stock into a smaller number of shares as described in clause (4) above is proposed, directly or indirectly, by a person, corporation or entity which is the beneficial owner, directly or indirectly, of at least 5% of the total outstanding shares of stock of this Corporation entitled to vote in elections of directors, considered for this purpose as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of this Corporation otherwise required by law or any agreement between this Corporation and any national securities exchange.

                                  Ex 4.03(a)-4

     (B) For purposes of this Article Ninth any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of this Corporation.

          (1) which it owns directly, whether or not of record, or

          (2) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, options or otherwise, or

          (3) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (2) above), by any affiliate (a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with any such corporation, person or other entity) or associate (any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security; any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and any relative or spouse of such person or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its parents or subsidiaries), or

          (4) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (2) above), by any other corporation, person or entity with which it or its affiliate or associates (as such terms are defined in clause (3) above) has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this Corporation.

     For the purposes of this Article Ninth, the total outstanding shares of any class of stock of this Corporation shall be deemed to include shares owned through the application of clauses (B)(2), (3) and (4) above for the purposes of calculating the percentage of ownership of such corporation, person, or other entity, but shall not be deemed to include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

     (C) The Board of Directors shall have the power and duty to determine for the purpose of this Article Ninth on the basis of information known to this Corporation, whether

          (1) such other corporation, person or other entity beneficially owns more than 5% of the total outstanding shares of stock of this Corporation entitled to vote in elections of directors,

          (2) a corporation, person, or entity is an "affiliate" or "associate" (as defined in paragraph (B) above) of another, and

          (3) the memorandum of understanding referred to in paragraph (D)(1) below is substantially consistent with the transaction covered thereby.

     Any such determination shall be conclusive and binding for all purposes of this Article Ninth.

     (D) The provisions of this Article Ninth shall not apply to

          (1) any merger or similar transaction with any corporation, if the Board of Directors of this Corporation has approved a memorandum of understanding with such other corporation with respect to such transaction prior to the time that such other corporation shall have become a beneficial owner of 5% or more of the total outstanding shares of stock of this Corporation entitled to vote in elections of directors; or

          (2) any merger or consolidation of this Corporation with, or any sale or lease to this Corporation or any subsidiary thereof of any assets of, or any sale or lease by this Corporation or any subsidiary thereof of any assets to, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors of such corporation is owned of record or beneficially by this Corporation and its subsidiaries.

     (E) Except as may be otherwise provided by this Article Ninth, or required by statute, an agreement of merger or consolidation may be approved by a majority vote of the shares issued and outstanding, taken at a meeting called for the purpose of such approval.

                                  Ex 4.03(a)-5

     (F) Notwithstanding any other provision of this Certificate of Incorporation or by the By-Laws of this Corporation (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the By-Laws of this Corporation) the affirmative vote of 75% of the capital stock of this Corporation entitled to vote in elections of directors, voting as a single class, shall be required to amend, alter, change, or repeal this Article Ninth.

     TENTH: No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under
Section 174 of the Delaware General Corporation Law or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or
(iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of Article Tenth, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Tenth, shall eliminate or reduce the effect of this Article Tenth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Tenth, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

     IN WITNESS WHEREOF, said BancTEXAS Group Inc. has caused this Certificate
to be duly executed this      day of           , 1994.

                                            BancTEXAS Group Inc.


                                            By:
                                               --------------------------------
                                                Nathan C. Collins
                                                Chairman of the Board of
                                                Directors,
                                                President and Chief Executive
                                                Officer


ATTEST:


By:
   ------------------------------
    Richard H. Braucher
    Senior Vice President and
    Secretary

                                  Ex 4.03(a)-6

                                                                 EXHIBIT 4.03(b)

                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                              BancTEXAS GROUP INC.

                                   ARTICLE I

     SECTION 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held in the City of Dallas, State of Texas, at such place within such city as may be fixed by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. Annual Meetings. An annual meeting of stockholders shall be held on such day in each fiscal year of the Corporation at such time as may be fixed by the Board of Directors, at which meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     SECTION 3. Notice of Annual Meeting. Written or printed notice of the annual meeting, stating the place, day and hour thereof, shall be given to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than sixty days before the date of the meeting.

     SECTION 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Restated Certificate of Incorporation, may be called by the Chairman of the Board or by the President, and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders of record owning at least twenty percent in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

     SECTION 5. Notice of Special Meetings. Written or printed notice of a special meeting of stockholders, stating the place, day and hour and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than sixty days before the date of the meeting.

     SECTION 6. Business at Meetings.

     (a) Business transacted at all special meetings of stockholders, shall be confined to the purpose or purposes stated in the notice thereof.

     (b) No business may be presented at any annual meeting by a stockholder unless presented in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any annual meeting; provided, however, that if less than

                                 Ex-4.03(b) - 1

21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders.

     (c) Each notice under subsection (b) shall set forth the issue with specificity. Discussion at the annual meeting shall be limited to the description of the proposed issue.

     (d) If notice of the proposed issue is not made in accordance with the foregoing procedure or the proposed issue is not a proper subject for action by stockholders, the proposed issue shall not be voted on or discussed at the meeting.

     SECTION 7. Stockholder List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for such ten day period, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

     SECTION 8. Quorum. The holders of a majority of the votes attributed to the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the Restated Certificate of Incorporation or these By-laws. The stockholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than thirty days in any one adjournment and a new record date is not fixed for the adjourned meeting, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty days or more, or when after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

     SECTION 9. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the Restated Certificate of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 10. Proxies. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney in fact and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.

     SECTION 11. Voting. Unless otherwise provided by statute or the Restated Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation; provided, however, that in all elections for directors of the Corporation, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by him or her in the Corporation, multiplied by the number of directors to be elected by the class to which he or she belongs at such election, and each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate or distribute them among two or more candidates.

     SECTION 12. Conduct of Meetings.

     (a) The Chairman of the meeting may, either before or during any meeting of stockholders, prescribe rules which will govern the orderly conduct, presentation, discussion, tabling, and voting, including the

                                 Ex-4.03(b) - 2
procedures for the presentation, revocation and counting of proxies, at the meeting with respect to issues to be presented at the meeting and all other aspects of any annual or special meeting of stockholders.

     (b) The Chairman's determination shall be in his reasonable discretion and shall be final, unless the Restated Certificate of Incorporation, By-laws, resolution of the Board, or applicable law establish rules governing a particular matter, in which case such provision shall be dispositive, or unless the Chairman's ruling is overruled by the affirmative vote of the holders of two-thirds of the issued and outstanding capital stock of the Corporation entitled to vote on such matters at the meeting and present at the meeting in person or by proxy.

     SECTION 13. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. Powers. The business and affairs of the Corporation shall be managed by a Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Restated Certificate of Incorporation or these By-laws directed or required to be exercised or done by the stockholders.

     SECTION 2. Number of Directors. The number of directors to constitute the Board of Directors shall be six; provided, however, that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors, provided that such number shall not be less than three and provided further, that there shall be added to such number of directors as so fixed any number of directors who are elected solely by the holders of any class of stock of the Corporation pursuant to the terms of the constituent instrument establishing such class.

     SECTION 3. Election and Term. Except as provided in Section 4 of this
Article III, each director shall be elected to serve until the next annual meeting and until his successor (if any) shall have been elected and shall qualify, or until his death, resignation or removal from office.

     SECTION 4. Vacancies and Newly Created Directorships. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or the number of directors constituting the whole Board shall be increased, a majority of the remaining or existing directors though less than a quorum, may choose a successor or successors or the director or directors to fill the new directorships, who shall hold office for the unexpired term in respect to which such vacancy occurred or, in the case of a new directorship or directorships, until the next annual meeting of the stockholders.

     SECTION 5. Removal. The stockholders may remove a director either for or without cause at any meeting of stockholders, provided notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

                                   ARTICLE IV

                         MEETINGS OF BOARD OF DIRECTORS

     SECTION 1. First Meeting. The first meeting of each newly elected Board of Directors shall be held at the location of and immediately following the annual meeting of stockholders, and no notice of such meeting

                                 Ex-4.03(b) - 3
shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or the Board of Directors may meet at such place and time as shall be fixed by the consent in writing of all the directors.

     SECTION 2. Other Meetings. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Delaware.

     SECTION 3. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place and on such notice, if any, as shall be determined from time to time by the Board of Directors.

     SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on twenty-four hours' notice to each director, delivered either personally or by mail or telegram. Special meetings of the Board of Directors shall be called by the President or the Secretary in like manner and on like notice on the written request of a majority of the directors constituting the whole Board of Directors.

     SECTION 5. Quorum and Voting. At all meetings of the Board of Directors, a majority of the directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of four (4) or more of the directors present at any meeting at which there is a quorum shall be necessary to constitute the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Restated Certificate of Incorporation or these By-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 6. Telephone Meetings. At any meeting of the Board of Directors or any committee thereof, members may attend by conference telephone, radio, television or similar means of communication by means of which all persons participating in the meeting can hear each other, and all members so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken by the Board of Directors or any committee thereof, under the applicable provisions of the statutes, the Restated Certificate of Incorporation, or these By-laws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be.

     SECTION 8. Advisory Directors. Any number of persons may be appointed "Advisory Directors" by a vote of a majority of the directors present at any meeting. An Advisory Director shall have the right to attend and to participate in any and all meetings of the Board of Directors to the same extent as any director, except that an Advisory Director shall not have the right to vote on any question or issue considered by the Board of Directors.

                                   ARTICLE V

                                   COMMITTEES

     SECTION 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate three or more directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, except where action by the Board of Directors is expressly required by statute. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     SECTION 2. Other Committees. The Board of Directors may similarly create other committees for such terms and with such powers and duties as the Board of Directors deems appropriate.

     SECTION 3. Committee Rules; Quorum. Each committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any committee shall constitute a quorum for the transaction of business, and the act of a majority

                                 Ex-4.03(b) - 4
of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee.

                                   ARTICLE VI

                           COMPENSATION OF DIRECTORS

     SECTION 1. Attendance Fees. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the Board; however, this provision shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may receive such compensation, if any, as may be determined by the Board of Directors.

                                  ARTICLE VII

                                    NOTICES

     SECTION 1. Methods of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the Restated Certificate of Incorporation or these By-laws, such notice shall be delivered personally or shall be given in writing by mail addressed to such stockholder, director or committee member at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Notice to directors and committee members may also be given by telegram, and notice given by such means shall be deemed to be given at the time it is delivered to the telegraph office.

     SECTION 2. Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the Restated Certificate of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice thereof except as otherwise provided by statute.

                                  ARTICLE VIII

                                    OFFICERS

     SECTION 1. Executive Officers. The executive officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, one or more of whom may be designated Executive or Senior Vice Presidents and may also have such descriptive titles as the Board of Directors shall deem appropriate, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Secretary.

     SECTION 2. Election and Qualification. The Board of Directors at its first meeting after each annual meeting of stockholders may elect a Chairman of the Board from its members, shall elect a President from its members, and shall elect one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.

     SECTION 3. Other Officers and Agents. The Board of Directors may elect or appoint Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as it shall deem necessary, or may vest the appointment of any such Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers (except executive officers) and agents in such of the executive officers as it deems appropriate, subject in all cases to the control of the Board of Directors.

     SECTION 4. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors except as otherwise directed by the Board.

                                 Ex-4.03(b) - 5

     SECTION 5. Term, Removal and Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent of the Corporation may be removed at any time by the affirmative vote of a majority of the Board of Directors, or by the executive officer having power to appoint his successor. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or otherwise as provided in this Article VIII.

     SECTION 6. Execution of Instruments. Either the Chairman of the Board or the President or the Executive Vice President and Chief Financial Officer may execute in the name of the Corporation bonds, notes debentures and other evidences of indebtedness, stock certificates, deeds, mortgages, deeds of trust, indentures, loan and credit agreements, checks, drafts, leases, purchase contracts, and all other terms of agreements, contracts and instruments and may bind this Corporation thereto without the seal of this Corporation being affixed thereon and without the signature of the Chairman of the Board or the President or Executive Vice President and Chief Financial officer being attested. Any Senior Vice President may execute in the name of the Corporation any of the documents and instruments described in the preceding sentence, except where such documents or instruments are required by these By-laws, by law or by specific delegation or designation to be otherwise executed. Nothing in this SECTION shall override the duties and authorities conferred on any officer of this corporation elsewhere in these By-laws or by any resolution adopted by the Board of Directors.

     SECTION 7. Duties of Officers. The duties and powers of the officers of the Corporation shall be as provided in these By-laws, or as provided for pursuant to these By-laws, or (except to the extent inconsistent with these By-laws or with any provision made pursuant thereto) shall be those customarily exercised by corporate officers holding such offices.

     SECTION 8. Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the Board of Directors. He shall advise and counsel the President and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors. The Chairman of the Board shall, if so designated by the Board of Directors, be the Chief Executive Officer of the Corporation; in such event he shall have all of the powers granted by the By-laws to the President, including the power to make and sign contracts and agreements in the name and on behalf of the Corporation, and from time to time may delegate all, or any, of his powers and duties to the President.

     SECTION 9. President. Unless such powers have been conferred upon the Chairman of the Board by the Board of Directors, the President shall have the powers of Chief Executive Officer of the Corporation, and as Chief Executive Officer, the President shall have general supervision of the affairs of the Corporation and shall have general and active control of all of its business.

     In the absence of any other person designated thereto by these By-laws, the President shall preside at all meetings of the stockholders. He shall have authority to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these By-laws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of any officer subordinate to him; to suspend for cause, pending final action by the authority which shall have supervisory power over him, any officer subordinate to the President, and in general, to exercise all the powers usually appertaining to the office of President of a corporation, except as otherwise provided in these By-laws. In the event the Chairman of the Board has been designated Chief Executive Officer of the Corporation, the President shall, subject to the powers of supervision and control thereby conferred upon the Chairman of the Board, be the chief operating officer of the Corporation and shall have all necessary powers to discharge such responsibility including all powers heretofore in this paragraph enumerated.

     The President shall perform all the duties and have all the powers of the Chairman of the Board in the absence of the Chairman of the Board.

                                 Ex-4.03(b) - 6

     SECTION 10. Vice Presidents. The Vice Presidents in the order determined by the Board of Directors shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors and the Chief Executive Officer may prescribe.

     SECTION 11. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for the purpose and shall perform like duties for the committees of the Board of Directors when required. He shall give or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors and the Chief Executive Officer. He shall keep in safe custody the seal of the Corporation and shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     SECTION 12. Assistant Secretaries. The Assistant Secretaries in the order determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors and the Chief Executive Officer may prescribe.

     SECTION 13. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors and the Chief Executive Officer, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

     SECTION 14. Assistant Treasurers. The Assistant Treasurers in the order determined by the Board of Directors shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors and the Chief Executive Officer may prescribe.

                                   ARTICLE IX

                            SHARES AND STOCKHOLDERS

     SECTION 1. Certificates Representing Shares. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. The signature of any such officer may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                                 Ex-4.03(b) - 7

     SECTION 2. Transfer of Shares. Subject to valid transfer restrictions and to stop-transfer restrictions and to stop-transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, or for any other lawful purpose, upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 3. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversions or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, or more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of any share or shares to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE X

                                INDEMNIFICATION

     SECTION 1. Indemnification.

     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another

                                 Ex-4.03(b) - 8
corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a person who is or was a director, officer, employee or agent of the Corporation, or a person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, agent or other person is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding, or a threatened action, suit or proceeding, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, agent or other person to repay the such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article X.

     (f) The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X.

     (h) For purposes of this Article X, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                                 Ex-4.03(b) - 9

                                   ARTICLE XI

                                    GENERAL

     SECTION 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, or of the resolutions, if any, providing for any series of stock, may be declared by the Board of Directors at any meeting thereof, or by the Executive Committee at any meeting thereof. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation or the resolutions, if any, providing for any series of stock.

     SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 3. Shares of Other Corporations. The President, or in his absence, any Vice President, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation, bank, banking association or other entity standing in the name of the Corporation. The authority herein granted to said officer may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution any additional person to vote or represent said shares of other corporations, banks, banking associations and other entities.

     SECTION 4. Checks. All checks, drafts, bills of exchange or demands for money of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 5. Corporate Records. The Corporation shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number and class and series, if any, of shares held by each. All other books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may determine.

     SECTION 6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.

     SECTION 7. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors; if not so fixed it shall be the calendar year.

                                  ARTICLE XII

                                   AMENDMENTS

     SECTION 1. Amendment. These By-laws may be altered, amended or repealed or new By-laws may be adopted at any annual meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares entitled to vote at such meeting and present or represented thereat, or, with the affirmative vote of the holders of a majority of the shares of the Class B Common Stock, by the affirmative vote of a majority of the whole Board of Directors at any regular meeting of the Board, or at any special meeting of the Board, provided notice of the proposed alteration, amendment or repeal or the adoption of the new By-laws is set forth in the notice of such meeting.

                                 Ex-4.03(b) - 10